UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

☒ Definitive Additional Materials

DBX ETF TRUST

(Name of Registrant as Specified In Its Charter)

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We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

DEUTSCHE X-TRACKERS SOLACTIVE INVESTMENT GRADE SUBORDINATED DEBT ETF,

a series of DBX ETF TRUST

345 Park Avenue, New York, New York 10154

Telephone: 1-855-329-3837

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to Deutsche X-trackers Solactive Investment Grade Subordinated Debt ETF, a series of DBX ETF Trust (the “Fund”). We encourage you to access and review all of the information contained in the Information Statement. The Information Statement is purely for informational purposes. You are not being asked to vote or take action on any matter.

The following information is available to be viewed: Information Statement dated June 22, 2015

The Information Statement provides details of the recent replacement of the sub-adviser for the Fund. The Board of Trustees of the Fund (the “Board”) approved the sub-advisory agreement on behalf of the Fund between DBX Advisors LLC (the “Adviser”) and TDAM USA Inc. (“TDAM”). TDAM became the sub-adviser to the Fund effective April 30, 2015.

The Adviser and the Fund have received an exemptive order (the “Exemptive Order”) from the U.S. Securities and Exchange Commission that permits the Adviser, subject to Board approval, to select sub-advisers to manage all or a portion of the assets of the Fund and to materially amend sub-advisory agreements with sub-advisers, each without obtaining shareholder approval. Under conditions of the Exemptive Order, shareholders of the Fund must be provided with relevant information about the new sub-advisers within 90 days of the hiring of a new sub-adviser. The Exemptive Order permits the mailing of this Notice advising you of the online availability of the Information Statement.

The Information Statement will be available to review and print at the following website until at least September 30, 2015: https://etfus.deutscheawm.com/US/EN/Product-Detail-Page/SUBD. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Fund at 855-329-3837.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. There is no charge to you for requesting a copy.

In order to reduce the amount of mail you receive and to help reduce expenses, we generally send a single copy of this Notice of Internet Availability of Information Statement to each household, unless we receive contrary instructions from any stockholder at the household. If paper copies of the Information Statement are requested, we will send only one Information Statement to stockholders who share an address. If you would like to receive additional copies of the Information Statement please contact the Fund at 855-329-3837 or write to the Fund at 345 Park Avenue, New York, NY 10154.

SUBD-IS 6/15